UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2008
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 30, 2008, Lions Gate Films, Inc. (“LFGI”), a wholly owned subsidiary of Lions Gate Entertainment Corp. (the “Company”), entered into an amendment (the “First Amendment”) to that certain Master Covered Picture Purchase Agreement dated May 25, 2007 (the “Purchase Agreement”) by and among LGFI, LG Film Finance I, LLC (“FilmCo”) and Pride Pictures, LLC (“FundCo”). The First Amendment amends certain terms and conditions of the Purchase Agreement including revisions to the Master Glossary of Definitions and Rules of Construction and rights and payments in and to Covered Pictures, Excluded Pictures and New Pictures (each as defined in the Purchase Agreement).
The description set forth herein is qualified in its entirety by reference to the full text of the transaction documents that will be filed by the Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2008	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer